Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Civitas Resources, Inc. (formerly known as Bonanza Creek Energy, Inc.) of our report dated March 18, 2021 relating to the financial statements, which appears in Extraction Oil & Gas, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

November 8, 2021